UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3030 N Rocky Point Drive W, Suite 150, Tampa, FL

(Address of principal executive offices) (Zip code)

(813) 418-5250

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “Deer Valley” and the “Company” are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiaries, Deer Valley Homebuilders, Inc., an Alabama corporation, and Deer Valley Finance, Corp., a Florida corporation. Specific discussions or comments relating to Deer Valley Corporation will reference “DVC,” those relating to Deer Valley Homebuilders, Inc. will be referred to as “DVHB”, and those relating to Deer Valley Finance Corp. will be referred to as “DVFC.”

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 12, 2013, Deer Valley extended its existing credit arrangements with Fifth Third Bank, by entering into a new Revolving Credit Loan and Security Agreement with Fifth Third Bank, which provides for a revolving line of credit in an amount not to exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the “Loan”). The Loan is evidenced by a revolving credit note and secured by accounts receivable, inventory, equipment and all other tangible and intangible personal property of Deer Valley. The Loan matures on June 30, 2015 and has a variable interest rate of 4.00% above LIBOR. An event of default such as non-payment of amounts when due or a breach of a covenant may accelerate the maturity date of the facility. The facility provides for conditions to meet prior to each advance, including financial ratios.

Deer Valley’s financial subsidiary, DVFC will use proceeds from the Loan to furnish up to total of $2.5 million dollars to CIS Financial Services, Inc. d/b/a CIS Home Loans, to provide on a revolving basis, 80% of the funding for “construction-to-permanent loans” prior to the issue of a certificate of occupancy and ultimate resale of the loan to either private or government controlled long term financing entities. For a more complete description of Deer Valley’s program with CIS see our attached press release titled, Deer Valley Corporation Teams With CIS To Increase The Availability Of Affordable Home Loans For Qualified Retail Buyers Of Manufactured Home.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Revolving Credit Loan and Security Agreement - $2,500,000 Revolving Credit Loan

10.2	Revolving Credit Note - $2,500,000

99.1	Press Release dated April 15, 2013, Deer Valley Corporation Teams With CIS To Increase The Availability Of Affordable Home Loans For Qualified Retail Buyers Of Manufactured Homes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	s/ Charlie Masters
Name:	Charles G. Masters
Title:	President, Chief Executive Officer
Dated:	April 18, 2013